EXHIBIT INDEX

(g)(5) Amendment to Custodian Agreement between American Express Trust Company and the Bank of New York dated Jan. 31, 2002.

(h)(2) Amendment to Administrative Service Agreement between Registrant and American Express Financial Corporation, dated June 3, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Conent.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement dated Nov. 13, 2002.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 13, 2002.